CONSENT OF COUNSEL

     We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A of Florida Daily Municipal Income Fund as filed with the Securities and Exchange Commission on December 29, 2000.

PAUL, HASTINGS, JANOFSKY & WALKER LLP

/S/ Paul, Hastings, Janofsky & Walker LLP

New York, New York
December 29, 2000